UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2010

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2010, Hansen Medical, Inc. (the “Company” or “Hansen”) announced that its Board of Directors (the “Board”) had on May 26, 2010 (i) appointed Bruce J Barclay to serve as President and Chief Executive Officer of the Company and a member of its Board, (ii) appointed Dr. Frederic H. Moll (current director and recently the Company’s President and Chief Executive Officer) as the Executive Chairman of the Board and (iii) appointed Dr. Russell C. Hirsch as Lead Director, each effective on or about June 9, 2010. Mr. Barclay has not yet been assigned to any Board committees.

Prior to joining Hansen, Mr. Barclay, age 53, served as President and Chief Executive Officer of SurModics, Inc., a provider of drug delivery and surface modification technologies to the healthcare industry, from 2005 to 2010, having served previously as its President and Chief Operating Officer, from 2003 to 2005. Prior to joining SurModics, from 2000 to 2003, he served as President and Chief Executive Officer of Vascular Architects, Inc., a medical device company that developed, manufactured and sold products to treat peripheral vascular disease. Prior to Vascular Architects, he served at Guidant Corporation, most recently as an officer and Senior Vice President from 1998 to 2000. Previously, Mr. Barclay was a Vice President of Guidant’s Interventional Cardiology division with responsibility for the law division, a new therapies technical development team, and business development, charged with the acquisition of new products and technologies for the division. Mr. Barclay also has considerable experience in the pharmaceutical area serving in several positions at Eli Lilly and Company. Mr. Barclay received a B.S. in Chemistry and a B.A. in Biology from Purdue University in 1980 and a J.D. from Indiana University School of Law in 1984. He is also a registered patent attorney.

In connection with his hiring, the Company and Mr. Barclay entered into an offer letter and a retention agreement. Mr. Barclay has entered into the Company’s standard form of Proprietary Information and Inventions Agreement. Pursuant to the offer letter, Mr. Barclay’s initial annual base salary will be $450,000, and he will be eligible for an annual target incentive bonus of at least 40% of his base salary (pro-rated for 2010). Thirty percent of Mr. Barclay’s 2010 incentive bonus will be based on achievement of the Company’s 2010 revenue goal and twenty percent of his 2010 incentive bonus will be based on achievement of the Company’s 2010 net loss goal. The remaining 50% of Mr. Barclay’s 2010 incentive bonus will be based on achievement of certain design goals for the Company’s vascular product, the filing of a 510(k) application for the product, finalizing a commercial launch plan for the product and enrolling a specified number of patients in a clinical study related to atrial fibrillation. The Company will provide a housing and relocation allowance of $15,417 per month during the first twelve months of Mr. Barclay’s employment in order to assist him in relocating to the San Francisco Bay Area and will pay up to $15,000 in outside legal fees incurred by Mr. Barclay in negotiating his employment offer.

Pursuant to the offer letter, Mr. Barclay will be granted three equity awards in connection with his commencement of employment: (1) an option to purchase 1,700,000 shares of the Company’s common stock of which one-eighth will vest six months after commencement and the balance of which will vest in 42 successive equal monthly installments (the “Initial Option”), (2) restricted stock units representing 50,000 shares of the Company’s common stock that will vest in equal quarterly installments over three years of service and (3) an option to purchase 200,000 shares of the Company’s common stock that will vest based on achievement of certain milestones (the “Performance Option”). Vesting of one-fifth of the Performance Option will be tied to achievement of the Company’s 2010 bookings, revenue and net loss goals, and vesting of an additional one-fifth of the Performance Option will be tied to achievement of the Company’s 2011 bookings, revenue and net loss goals. Vesting of the remaining three-fifths of the Performance Option will be tied to the achievement of certain goals related to the Company’s vascular product, including the filing of a 510(k) application for the Company’s vascular product and sales of that product in and out of the United States. In addition, upon completion of twelve months of employment, Mr. Barclay will be granted restricted stock units representing an additional 50,000 shares of the Company’s common stock that will vest in equal quarterly installments over three years of service from the date of grant. With the exception of the Initial Option, these equity awards will be granted pursuant to the Company’s 2006 Equity Incentive Plan. The Initial Option will be granted outside of the Company’s 2006 Equity Incentive Plan, but will generally be subject to the same terms and conditions as apply to options granted under that plan.

Pursuant to the retention agreement, in the event that Mr. Barclay’s employment is terminated without cause or he resigns for good reason, he will be eligible for the following severance benefits: (1) a lump sum severance payment equal to twelve months worth of his then-current base salary, (2) to the extent not already paid, he will remain eligible to receive a bonus payment for the prior fiscal year, (3) payment of his and his dependents’ COBRA premiums for up to twelve months and (4) if the termination occurs within three months prior to or within 12 months after a change in control, full acceleration of any unvested equity awards then held by him. All of the foregoing severance benefits are contingent on Mr. Barclay’s execution of a release of claims and his resignation as a member of Hansen’s Board of Directors.

In addition, Mr. Barclay will enter into an Indemnity Agreement that requires the Company to indemnify Mr. Barclay for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him in any action or proceeding arising out of his services as a director or officer of the Company or any of the Company’s subsidiaries or any other company or enterprise to which Mr. Barclay provides services. This description of the Indemnity Agreement is qualified in its entirety by reference to the full text of the form of such agreement, a copy of which was previously filed as exhibit to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 filed on October 2, 2006.

As Lead Director, Dr. Hirsch’s responsibilities will include, among other things, chairing executive sessions of the independent directors at regularly scheduled meetings, coordinating with the Executive Chairman of the Board on agendas for the meetings of the Board, facilitating communications among directors, and overseeing processes established for stockholder communication with independent members of the Board. The Lead Director is an independent director of the Company.

The Company issued a press release announcing these appointments on June 1, 2010, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release issued by Hansen Medical, Inc., Inc. on June 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: June 1, 2010	/s/ PETER OSBORNE
Peter Osborne Interim Chief Financial Officer